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                                                                  Exhibit 10(ii)

                        Amendment to Consulting Agreement

       This Amendment, dated as of April 15, 2003, amends that certain Consulting Agreement, dated as of February 1, 2003, by and between Northern Trust Corporation, a Delaware corporation ("Northern") and Barry G. Hastings ("Consultant").

       WHEREAS, the Consulting Agreement provides that Mr. Hastings shall serve as the non-executive Chairman of Northern Trust Bank of Florida N.A. (the "Florida Bank") during the term of the Consulting Agreement; and

       WHEREAS, Northern and Consultant desire that Consultant shall serve as the non-executive Chairman of Northern Trust of Florida Corporation, the holding company for the Florida Bank, and not as the non-executive Chairman of the Florida Bank;

       NOW, THEREFORE, Northern and Consultant agree as follows:

       Effective as of the date hereof, the Consulting Agreement is amended by deleting each reference to "Northern Trust Bank of Florida N.A." (including the references in the third and fourth WHEREAS clauses, Section 2(a) and Section 4 of the Consulting Agreement) and replacing it with a reference to "Northern Trust of Florida Corporation."

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and the year first above written.

                                        Northern Trust Corporation


                                        By:   /s/ Timothy P. Moen
                                              -------------------
                                        Name: Timothy P. Moen
                                        Its:  Executive Vice President


                                        /s/ Barry G. Hastings
                                        --------------------
                                        Barry G. Hastings